Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-123975 on Form S-3 of our report dated June 15, 2004 appearing in this Annual Report on Form 10-K of Chindex International, Inc. for the year ended March 31, 2005.

McLean, Virginia
June 28, 2005

/s/ Ernst & Young LLP